SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                        FORM 8-K/A No. 1



                     Current Report Pursuant
                  to Section13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 27, 2000


                            XCL Ltd.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State of other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)          (I.R.S. Employer Identification Number)

                   Petroleum Tower, Suite 400
                 3639 Ambassador Caffery Parkway
                   Lafayette, Louisiana 70503
             (Address of Principal Executive Office)


                          318-989-0449
      (Registrant's Telephone Number, Including Area Code)

Item 4.  Changes in the Registrant's Certifying Accountant
(PriceWaterhouse Coopers LLP).

     (i) The Company's certifying accountants by mutual agreement with the Company declined to stand for re-election for the year ended December 31, 1999. The Company has retained the services of Hein + Associates, LLP to perform an audit and issue a report for the fiscal year ended December 31, 1999. This engagement is subject to fulfillment of Hein + Associates' client acceptance procedures.

     (ii) The accountant's most recent report dated April 12, 1999, for the fiscal year ended December 31, 1998, contains an explanatory paragraph relating to the Company's ability to continue as a going concern and whether or not it will be able to generate the necessary funds to satisfy its contractual obligations for development of its China properties. The Company expects that the Hein + Associates' report will contain an explanatory paragraph similar to that found in the report dated April 12, 1999.

     (iii) On May 4, 2000, six of the Company's directors resigned and the three remaining directors, two of whom are members of the audit committee, have approved the decision to change accountants.

     (iv) During the two most recent audited fiscal years, December
          31, 1997 and 1998, and the subsequent period through the date of dismissal, there were no disagreements with the former accountants. The Company has authorized the former accountants, and the Company has also agreed, to respond fully to the inquiries of Hein + Associates.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     May 17, 2000                        /s/ Lisha C. Falk
_________________________       By:_______________________________
             Date                  Name:     Lisha C. Falk
                                   Title:     Corporate Secretary

                            EXHIBITS


Exhibit                    Description


16          Letter from PriceWaterhouse Coopers, LLP dated
            May 17, 2000.